SALIVA DIAGNOSTIC SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                Three months ended June 30,          Six months ended June 30,
                                            ---------------------------------    --------------------------------
                                                2001                 2000              2001              2000
                                                ----                 ----              ----              ----
Basic earnings:
Net (loss)                                 $     (135,843)     $     (330,592)   $    (363,532)     $    (571,222)
                                           --------------      --------------    -------------      -------------
Shares:
Weighted common shares outstanding             30,075,226          16,420,872       29,420,183         16,414,480
                                           --------------      --------------    -------------      -------------
Basic net (loss) per share                 $        (0.01)     $        (0.02)   $       (0.01)     $       (0.03)
                                           ==============      ==============    =============      =============